                                                                    EXHIBIT 99.1


MILBERG WEISS BERSHAD                                     FILED
  HYNES & LERACH LLP                               98 MAY 18   PM 2:47
WILLIAM S. LERACH (68581)                       CLERK, U.S. DISTRICT COURT
DARREN J. ROBBINS (168593)                   SOUTHERN DISTRICT OF CALIFORNIA
600 West Broadway, Suite 1800
San Diego, CA 92101                                BY: [SIG] DEPUTY
Telephone: 619/231-1058

SAVETT FRUTKIN PODELL &
  RYAN, P.C.
STUART H. SAVETT
ROBERT P. FRUTKIN
BARBARA A. PODELL
325 Chestnut Street, Suite 700
Philadelphia, PA 19106
Telephone: 215/923-5400

JAROSLAWICZ & JAROS
DAVID JAROSLAWICZ                           BEATIE AND OSBORN
150 William Street                          EDWARD KORSINSKY
19th Floor                                  599 Lexington Avenue
New York, NY 10038                          New York, NY 10022
Telephone: 212/227-2780                     Telephone: 212/888-9000

Attorneys for Plaintiff

                          UNITED STATES DISTRICT COURT

                        SOUTHERN DISTRICT OF CALIFORNIA


STEVEN FRIEDLAND, TRUSTEE, On          )       No. '98 CV  U930JM (AJB)
Behalf of Himself and All Others       )
Similarly Situated,                    )       CLASS ACTION
                                       )
               Plaintiff,              )       COMPLAINT FOR VIOLATION OF
                                       )       THE SECURITIES EXCHANGE ACT
vs.                                    )       OF 1934
                                       )
FPA MEDICAL MANAGEMENT INC.,           )
STEPHEN DRESNICK, SOL LIZERBRAM,       )
SETH FLAM and STEVEN M. LASH,          )
                                       )       Plaintiff Demands A
              Defendants.              )       Trial By Jury
--------------------------------               ----------------------------

                              NATURE OF THE ACTION

        1. This is a class action on behalf of all persons who purchased or otherwise acquired the common stock of FPA Medical ("FPA" or the "Company") between March 6, 1998 and May 14, 1998, inclusive (the "Class Period"). FPA, whose stock is traded on the NASDAQ National Market System, holds itself out to be the third largest publicly held national physician practice management company ("PPM") which acquires, organizes, and manages primary care physician practice networks and provides contract management services to hospital based emergency departments. During the Class Period, defendants provided false and misleading information, by issuing materially false financial statements and a series of materially false and misleading statements about FPA's operations and financial condition. These materially false and misleading public statements artificially inflated the market price of FPA's stock during the Class Period. The defendants and other FPA officers, prior to the disclosure of the materially false and misleading statements, sold off more than 220,000 of their shares at artificially inflated prices for gross proceeds in excess of $5.5 million.


                             JURISDICTION AND VENUE

        2. Jurisdiction exists pursuant to Section 27 of the Securities Exchange Act of 1934 ("Exchange Act"), 15 U.S.C. Section 78aa, and U.S.C. Section 1331. The claims asserted herein arise under Sections 10(b) and 20(a) of the Exchange Act, 15 U.S.C. Sections 78j(B) and 78t(a), and Rule 10b-5.

        3. Venue is proper in this District pursuant to Section 27 of the Exchange Act and 28 U.S.C. Section 1391(b). Many of the acts giving rise to the violations complained of occurred in this District.

     4. In connection with the wrongs complained of, defendants used the instrumentalities of interstate commerce including the U.S. mails and the facilities of the national securities markets.

                                    PARTIES

     5. Plaintiff Steven Friedland, Trustee, purchased 400 shares of FPA stock on March 27, 1998 at $16-3/16 per share and 300 shares on April 24, 1998 at $13-1/2 per share and suffered damages thereby.

     6. FPA is a national physician practice management company which acquires, organizes and manages primary care physician practice networks and provides contract management services to hospital-based emergency departments. The Company provides primary and specialty care services to capitated managed care enrollees and fee-for-service patients. FPA's common stock is traded in an efficient market on the NASDAQ National Market system.

     7. Defendant Stephen J. Dresnick ("Dresnick") is, and has been since March 26, 1998, President, Chief Executive Officer and a Director of FPA. Prior thereto, Dresnick was Vice Chairman of FPA. Dresnick signed FPA's SEC Form 10-K ("Form 10-K") for the fiscal year ended December 31, 1997 ("fiscal 1997") on March 30, 1998. In 1997, Dresnick's total cash compensation from the Company was $1,812,500, including a performance-based bonus of $1,487,500. According to the Company's 1997 Proxy, performance-based bonuses are based upon, among other things, "internal earnings and market share targets."

     8. Defendant Sol Lizerbaum ("Lizerbaum") is and was during the relevant period, the Chairman of the Board of Directors of FPA and signed the Form 10-K on March 30, 1998.

     9. Defendant Seth Flam, founder of FPA, was President and Chief Executive Officer of FPA until his resignation on March 26, 1998. In 1997, Flam received cash compensation of $1,112,500 from the Company, including a performance-based bonus of $655,522.

     10. Defendant Steven Lash was Executive Vice President and Chief Financial Officer of FPA until his resignation on March 26, 1998.


                         ROLE OF INDIVIDUAL DEFENDANTS

     11. The Individual Defendants, because of their positions of control and authority, were able to and did control the contents of FPA's SEC filings and press releases issued during the Class Period. Because of their Board membership and/or executive and managerial positions with FPA, the Individual Defendants had access to the adverse non-public information about the Company by reason of their attendance at management and/or Board of Directors meetings and committees thereof and other information provided to them in connection therewith. As a result, the Individual Defendants were responsible for the accuracy of the public reports and releases detailed herein as "group published" information, and are therefore responsible and liable for the representations contained therein under Section 20(a) of the Exchange Act.

     12. The Individual Defendants either knew or recklessly disregarded the fact that the misleading statements and omissions described herein would adversely affect the integrity of the market for FPA common stock and would artificially inflate or maintain the price of FPA common stock. Each of the defendants, by acting as herein described, did so knowingly or in such a reckless manner as to constitute a fraud and deceit upon plaintiff and the other members of the Class whom plaintiff seeks to represent.


                            CLASS ACTION ALLEGATIONS

     13. Plaintiff brings this action as a class action, pursuant to Fed. R. Civ. P. 23(a) and (b)(3), on behalf of a class consisting of all persons who purchased or otherwise acquired FPA common stock between March 6, 1998 and May 14, 1998, inclusive, and who were damaged thereby (the "Class"). Excluded from the Class are defendants, the officers and directors of FPA, members of the immediate families of such officers and directors and subsidiaries and affiliates of defendants and their officers and directors.

     14. During the Class Period, there were over 46 million shares of FPA common stock actively traded on the NASDAQ, an open and efficient market, during the Class Period. Because persons who purchased FPA shares during the Class Period number at least in the thousands and are believed to be located throughout the country, joinder of all such class members is impracticable.

     15. There are questions of law and fact common to all class members which predominate over any questions affecting only individual class members, including:

          (a) Whether the federal securities laws were violated by defendants' acts as alleged herein;

          (b) Whether documents, releases and/or statements disseminated to the investing public and FPA shareholders during the Class Period omitted and/or misrepresented material facts about the business and financial condition of the Company;

          (c) Whether defendants made materially misleading statements during the Class Period about the business and financial condition of the Company;

          (d) Whether the defendants acted knowingly and/or recklessly in making materially false statements and omitting material facts about the business and financial condition of the Company;

          (e) Whether the market price of the Company's common stock was artificially inflated during the Class Period due to the non-disclosures and/or material misrepresentations complained of herein; and

          (f) Whether the members of the Class have suffered damages and, if so, what is the proper measure of damages.

     16. Plaintiff's claims are typical of all class members' claims. Plaintiff has selected counsel experienced in class and securities litigation and will fairly and adequately protect the interests of the Class. Plaintiff has no interests antagonistic to those of the Class.

     17. A class action is superior to other available methods for the fair and efficient adjudication of this controversy. Since the damages suffered by individual class members may be relatively small, the expense and burden of individual litigation make it virtually impossible for members of the Class individually to seek redress for the wrongful conduct alleged.

     18. Plaintiff knows of no difficulty which will be encountered in the management of this litigation which would preclude its maintenance as a class action.

                            SUBSTANTIVE ALLEGATIONS

     19. On March 6, 1998, defendants announced FPA's financial results for the fourth quarter of fiscal 1997 and for fiscal 1997. FPA reported record revenues for both periods. For the fourth quarter, defendants reported that FPA's revenues increased 49.4% to $323 million and that net income, including charges, rose to $7.2 million from a $9.4 million loss for the fourth quarter a year ago. On a per share basis, FPA reported net income of $0.17 per share. For fiscal 1997, the revenue increase was even more dramatic, rising 71.9% to $1.2 billion. Before non-recurring charges, FPA reported net income of $25.9 million for fiscal 1997.

     20. At the time of the earnings release, defendants made very positive comments about the strength of FPA's operations, revenues and profits. Commenting on the results, defendant Flam stated "FPA experienced significant profitable growth as our operations expanded to 28 states, our primary care physician network increased to more than 7,600 and our managed care membership topped 1 million. We are proud of our ability to successfully integrate seven acquisitions and begin reducing their medical loss ratios and improving their financial performance while our existing operations also continued to improve and expand." Lizerbaum stated, "Our ability to obtain several national payor relationships in 1997 provided the foundation for FPA's continued positive same-store growth and accelerated our entry into new markets. In the fourth quarter of 1997, FPA began servicing Aetna U.S. Healthcare members in New Jersey and in the first quarter of 1998 began servicing their members in New York. In addition, we expanded our relationship with Foundation Health Systems early in 1998 as we began servicing their members in the Northeast." Defendant Lash stated, "FPA's positive year end 1997 and fourth quarter financial results were due to our ability to successfully implement our medical management technologies and leverage our acquired service center operations. This has resulted in a decrease in our general and administrative expenses when reported as a percentage of revenue and a reduction in overall medical loss ratio."

     21. Despite the record results, FPA's stock price fell, primarily because FPA did not issue a balance sheet or pro forma quarterly comparisons.

     22. On March 26 and 27, 1998 FPA announced a shake-up of senior management. Defendant Dresnick was named President and CEO, effective immediately, and FPA announced the immediate departure of defendant Flam and Lash was announced. Defendant Lash, who continues to oversee FPA's mergers and acquisitions activity, which fueled its phenomenal growth in 1997 and 1998, stated that "we remain encouraged by the first quarter's performance."

     23. On April 1, 1998 FPA filed its Form 10-K for fiscal 1997 with the SEC. The Form 10-K contained the financial results for fiscal 1997 and included FPA's balance sheet which listed its account receivables at $212 million and recorded goodwill and intangibles at $464 million.

     24. FPA continued on its "growth-by-acquisition" track, begin prior to the Class Period announcing on April 8, 1998 that it would assume operation of 23 Humana, Inc. health centers in four markets serving 90,000 Humana health-plan members and 135 staff physicians. Effective January 1, 1998, FPA issued 1,402,123 shares valued at $18.9 million in its acquisition of Avanti Health Systems of Texas,

Inc. and 299,165 shares valued at $4.0 million in the acquisition of Physicians Quality Care, Ltd. Effective February 17, 1998, FPA issued 142,288 shares valued at $2.8 million in its acquisition of Emergency Treatment Associates, Inc.

     25. Although defendants portrayed FPA's historical operations, earnings and profits in glowing terms and presented FPA as poised to continue building on this successful historical track record, the individual defendants had sold significant amounts of their FPA stock before the March drop in FPA's share price and before disclosure of the materially adverse information, as set forth below in paragraphs 26 and 28. In addition, other FPA senior officers - Ellis - Hassman and - Lebovitz sold a total of 83,000 shares in the same time frame.

                        UNDISCLOSED ADVERSE INFORMATION

     26. Prior to and during the Class Period, the defendants concealed material facts about FPA's financial condition, revenues and profits, which operated to artificially inflate or maintain the market price of FPA common stock during the Class Period. The releases, SEC filings and statements particularized herein were materially false and misleading and misrepresented and/or failed to disclose the material facts that defendants had artificially inflated the reported revenues, earnings and net worth of FPA for fiscal 1997 and the fourth quarter of fiscal 1997 by making the following material misrepresentations and/or omissions:

     (a) FPA's shared risk and other receivables reported as current assets on its balance sheet were overstated by approximately $40 million; and

          (b) FPA's good will, reported as an asset on its balance sheet, was overstated by approximately $125 million.

          In addition, while defendants were telling securities analysts at meetings throughout the first quarter of fiscal 1988 that FPA would be profitable in that quarter, defendants knew that FPA would record a substantial loss in excess of $9 million.

                              SCIENTER ALLEGATIONS

     27. At all relevant times, defendants had actual knowledge that the statements complained of herein were materially false and misleading as set forth herein and intended to deceive plaintiff and the other members of the Class. In the alternative, the defendants acted in reckless disregard for the truth in that they failed or refused to ascertain and disclose such facts as would have revealed the materially false and misleading nature of the statements complained of herein although such facts were readily available to defendants. Defendants' misrepresentations and omissions were committed intentionally or with reckless disregard for the truth. In addition, defendants knew or recklessly disregarded that material facts were being misrepresented or omitted as alleged herein.

     28. Information showing that the defendants acted knowingly or with reckless disregard for the truth is peculiarly within defendants' knowledge and control. However, the following facts, among other things, indicate a strong inference that defendants acted with scienter:

          (a) Since virtually all of FPA's current and future revenue growth was attributable to acquisitions and FPA's business strategy was to expand its operations through acquisitions in new and existing markets, using only FPA stock as the acquisition consideration, defendants had a very strong incentive to inflate the price of FPA common stock in order to make acquisitions at a lower cost. Defendants knew that FPA's ability to continue to grow through acquisitions would be negatively affected by the disclosure of the truth.

          (b) While the price of FPA common stock was being artificially inflated by the defendants' false and misleading statements, FPA insiders disposed of a significant amount of FPA common stock as follows:

                          FPA MEDICAL MANAGEMENT, INC.
                          ----------------------------


Name         Date       Shares Sold     Price ($)         Total ($)
----       --------     -----------     ---------         ---------

a) Flam     12/5/97         850          23.44            19,924.00
            12/4/97       1,000          24.00            24,000.00
            12/4/97      12,000          23.81           285,720.00
            12/4/97       2,000          23.88            47,760.00
            12/4/97       5,000          23.81           119,050.00
           11/24/97       2,500          27.75            69,375.00
           11/24/97       2,500          27.75            69,375.00
           11/24/97       2,500          27.75            69,375.00
           11/21/97       1,500          27.50            41,250.00
           11/20/97      16,650          27.25           453,712.50
           11/19/97       2,500          27.63            69,075.00
           11/19/97       2,500          27.50            68,750.00
           11/19/97       2,500          27.63            69,075.00
            3/17/97      14,400          19.44           279,936.00
            3/14/97      12,300          20.72           254,856.00
            3/13/97       4,100          22.34            91,594.00
            3/12/97       6,200          22.13           137,206.00

                  3/11/97             2,000             22.88          45,760.00
--------------------------------------------------------------------------------
TOTALS                               93,000                         2,215,793.50
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   Name            Date         Shares Sold         Price ($)          Total ($)
--------------------------------------------------------------------------------
b) Lash           12/5/97             4,850             23.44         113,684.00
                  12/4/97             1,000             24.00          24,000.00
                  12/4/97            17,000             23.81         404,770.00
                  12/4/97             2,000             23.88          47,760.00
                 11/20/97            16,650             27.25         453,712.50
                 11/19/97             2,500             27.63          69,075.00
                 11/19/97             5,000             27.50         137,500.00
--------------------------------------------------------------------------------
TOTALS                               49,000                         1,250,501.50
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   Name            Date         Shares Sold         Price ($)          Total ($)
--------------------------------------------------------------------------------
c) Dresnick      11/26/97             1,000             25.63          25,630.00
                 11/26/97             4,000             25.50         102,000.00
                 11/25/97            10,000             25.13         251,300.00
                 11/17/97            11,140             26.50         295,210.00
                  5/21/97            10,000             18.50         185,000.00
--------------------------------------------------------------------------------
TOTALS                               36,140                           859,140.00
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   Name            Date         Shares Sold         Price ($)          Total ($)
--------------------------------------------------------------------------------
d) Lizerbaum      12/4/97             1,000             24.25          24,250.00
                  12/4/97               750             23.88          17,910.00
                  12/4/97             7,500             24.13         180,975.00
                  12/4/97             1,150             24.00          36,000.00
                  12/1/97             1,000             26.44          26,440.00
                 11/24/97             5,000             27.75         138,750.00
                 11/24/97             2,500             27.75          69,375.00
                 11/21/97             1,500             27.50          41,250.00

--------------------------------------------------------------------------------
                 11/20/97            16,650             27.25         453,712.50
--------------------------------------------------------------------------------
                 11/19/97             2,500             27.63          69,075.00
--------------------------------------------------------------------------------
                 11/19/97             2,500             27.50          68,750.00
--------------------------------------------------------------------------------
                 11/19/97             2,500             27.63          69,075.00
--------------------------------------------------------------------------------
TOTALS                               44,900                         1,195,562.50
--------------------------------------------------------------------------------

                                 NO SAFE HARBOR

     29. The statutory safe harbor provided for forward looking statements under certain circumstances does not apply to any of the allegedly false statements pleaded in this complaint. The statements alleged to be false and misleading herein all relate to then-existing facts and conditions.

                              RELIANCE ALLEGATIONS
                          FRAUD-ON-THE-MARKET DOCTRINE

     30. Plaintiff will rely, in part, upon the presumption of reliance established by the fraud-on-the-market doctrine in that, among other things:

          (a) FPA common stock met the requirements for listing, and was listed, on the NASDAQ, a highly efficient market;

          (b) as a regulated issuer, the Company filed periodic public reports with the SEC;

          (c) the trading volume of the Company's stock was substantial, reflecting numerous trades each day;

          (d) FPA was followed by securities analysts employed by several major brokerage firms who wrote reports which were distributed to the sales force and certain customers of such firms and which were available to various automated data retrieval services;

          (e) the misrepresentations and omissions alleged herein were material and would tend to induce a reasonable investor to misjudge the value of FPA common stock; and

          (f) plaintiff and the members of the Class purchased their common stock during the Class Period without knowledge of the omitted or misrepresented facts.

     31. Based upon the foregoing, plaintiff and the other members of the Class are entitled to a presumption of reliance upon the integrity of the market for the purpose of class certification as well as for ultimate proof of their claims on the merits. Plaintiff will also rely, in part, upon the presumption of reliance established by material omissions and upon the actual reliance of the class members.


                           FIRST CLAIM FOR RELIEF FOR
                       VIOLATION OF SECTION 10(b) OF THE
                        EXCHANGE ACT AND SEC RULE 10b-5

     32. Plaintiff repeats and realleges each and every allegation contained in the paragraphs above of the Complaint as if fully set forth herein.

     33. During the Class Period, the defendants engaged in a course of conduct, described above, pursuant to which they knowingly or recklessly engaged in acts, transactions, practices, and a course of business which operated as a fraud upon plaintiff and the other members of the Class; made various untrue statements of material facts and omitted to state material facts necessary to make statements made, in light of the circumstances under which they were made, not misleading to plaintiff and the other Class members; and employed manipulative and deceptive devices and contrivances in connection with the purchase of FPA common stock.

     34. The purpose and effect of the defendants' plan, scheme, conspiracy and course of conduct was to artificially inflate the price of FPA common stock and artificially to maintain the market price of the stock.

     35. The Individual Defendants, through their positions as officers and/or directors, had actual knowledge of the material omissions and/or the falsity of the statements set forth above, and intended to deceive plaintiff and the other members of the Class or, in the alternative, acted with reckless disregard for the truth when they failed or refused to ascertain and disclose in the aforementioned documents the true facts to plaintiff and the other members of the Class.

     36. As a result of the foregoing, the market price of FPA stock was artificially inflated during the Class Period. In ignorance of the materially false and misleading nature of the misrepresentations described above and the deceptive and manipulative devices and contrivances employed by the defendants, plaintiff and the other members of the Class relied, to their detriment, on the integrity of the market price of the stock in purchasing FPA stock. Had plaintiff and the other members of the Class known of the material adverse information not disclosed by the defendants, they would not have purchased FPA stock at the artificially inflated prices that they did.

     37. Plaintiff and the other members of the Class have suffered substantial damages as a result of the wrongs alleged herein.

     38. By reason of the foregoing, defendants have violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder, in that they: (a) employed devices, schemes and artifices to defraud; (b) made untrue statements of material fact or omitted to state material facts necessary to make the statements made not misleading; and (c) engaged in acts, practices and a course of business which operated as a fraud or deceit upon plaintiff and the other members of the Class in connection with their purchases of FPA stock during the Class Period.


                     SECOND CLAIM FOR RELIEF FOR VIOLATION
                      OF SECTION 20(a) OF THE EXCHANGE ACT

     39. Plaintiff repeats and realleges each and every allegation set forth in the paragraphs above, as if set forth fully herein.

     40. The Individual Defendants were, at the time of the wrongs alleged herein, controlling persons of FPA within the meaning of Section 20(a) of the Exchange Act. The Individual Defendants had the power and influence and exercised the same to cause FPA to engage in the illegal conduct and practices complained of herein by causing the Company to disseminate to the public, or through analysts, the materially false and misleading information referred to above.

     41. The Individual Defendants' positions made them privy to, and provided them with, actual knowledge of the material facts or, in the alternative, the Individual Defendants, recklessly disregarded such facts, which were concealed from plaintiff and the Class during the Class Period.

     42. By reason of the conduct alleged in the First Claim for Relief, the Individual Defendants are liable for the aforesaid wrongful conduct and liable to the plaintiff and the other members of the Class for the substantial damages which they suffered in connection with their purchases of FPA common stock during the Class Period.

                               PRAYER FOR RELIEF

     WHEREFORE, plaintiff on his own behalf, and on behalf of the other members of the Class, prays for judgment as follows:

     1. Declaring this action to be a proper class action, certifying the plaintiff as Class representative and his counsel as Class Counsel;

     2. Declaring and determining that the defendants violated the federal securities laws by reason of their conduct as alleged herein;

     3. Awarding money damages against the defendants, jointly and severally, in favor of the plaintiff and the other members of the Class for all losses and injuries suffered as a result of the acts and transactions complained of herein, together with prejudgment interest on all of the aforesaid damages which the Court shall award from the date of said wrongs to the date of judgment herein at a rate the Court shall fix;

     4. Awarding plaintiff his costs and expenses incurred in this action, including reasonable attorneys', accountants' and experts' fees; and

     5.   Awarding such other relief as may be just and proper.

                                  JURY DEMAND

     Plaintiff hereby demands a trial by jury.

DATED: May 18, 1998

                                             MILBERG WEISS BERSHAD
                                               HYNES & LERACH LLP
                                             WILLIAM S. LERACH
                                             DARREN J. ROBBINS


                                            /s/ William S. Lerach
                                            ----------------------------
                                            WILLIAM S. LERACH

                                            600 West Broadway, Suite 1800
                                            San Diego, CA 92101
                                            Telephone: 619/231-1058

                                            SAVETT FRUTKIN PODELL &
                                              RYAN, P.C.
                                            STUART H. SAVETT
                                            ROBERT P. FRUTKIN
                                            BARBARA A. PODELL
                                            325 Chestnut Street, Suite 700
                                            Philadelphia, PA 19106
                                            Telephone: 215/923-5400

                                            JAROSLAWICZ & JAROS
                                            DAVID JAROSLAWICZ
                                            150 William Street
                                            19th Floor
                                            New York, NY 10038
                                            Telephone: 212/227-2780

                                            BEATIE AND OSBORN
                                            EDWARD KORSINSKY
                                            599 Lexington Avenue
                                            New York, NY 10022
                                            Telephone: 212/888-9000

                                            Attorneys for Plaintiff

                          FPA MEDICAL MANAGEMENT, INC.
                       CERTIFICATION OF STEVEN FRIEDLAND,
                        TRUSTEE OF JAMES FRIEDLAND TRUST
                       PURSUANT TO FEDERAL SECURITIES LAW



     Steven Friedland, Trustee, declares, as to the claims asserted under the federal securities laws, that

     1.   I am the plaintiff in this action.

     2.   I have reviewed the complaint and authorized its filing.

     3. I did not purchase the common stock of FPA Medical Management, Inc. at the direction of counsel, or in order to participate in this private action.

     4. I am willing to serve as representative party on behalf of the class, including providing testimony at deposition and trial, if necessary.

     5. I purchased shares of the common stock of FPA Medical Management, Inc. as follows:

          400 shares on March 27, 1998 at $16 3/16 per share;
          300 shares on April 24, 1998 at $13 1/2 per share;
          500 shares on May 15, 1998 at $7 7/3 per share;

          I sold 10 options for November 21, 1998, callable at $10.

     6. During the three year period preceding the date of this Certification, I have served as Trustee of the James M. Friedland Trust, as representative party on behalf of the class in Molten Metal Technology, Inc., 97-10345 (PBS).

     7. I will not accept any payment for serving as representative party on behalf of the Class beyond my pro rate share of any possible recovery, except such reasonable costs and expenses (including lost wages) directly relating to my representation of the Class.

     I declare under penalty of perjury that the foregoing is true and correct. Executed this day of May, 1998.




                                                  /s/ STEVEN FRIEDLAND
                                        ---------------------------------------
                                                     Steven Friedland
                                           Trustee of James Friedland Trust

                               CIVIL COVER SHEET

JS 44
(Rev. 07/89)

The JS-44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleadings or other papers as required by law, except at provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. (SEE INSTRUCTIONS ON THE REVERSE OF THE FORM.)

I. (a) PLAINTIFFS

STEVEN FRIEDLAND, TRUSTEE, On Behalf of Himself and All Others Similarly
Situated


(b)  COUNTY OF RESIDENCE OF FIRST LISTED PLAINTIFF       New York
                        (EXCEPT IN U.S. PLAINTIFF CASES) --------

--------------------------------------------------------------------------------
(c)  ATTORNEYS (FIRM NAME, ADDRESS,AND TELEPHONE NUMBER)

William S. Lerach, Esq.

MILBERG WEISS BERSHAD HYNES & LERACH LLP
600 West Broadway, Suite 1800
San Diego, CA 92101
619/231-1058

--------------------------------------------------------------------------------

DEFENDANTS

FPA MEDICAL MANAGEMENT, INC., STEPHEN J. DRESNICK, SOL LIZERBRAM, SETH FLAM and STEVEN M. LASH

COUNTY OF RESIDENCE OF FIRST LISTED DEFENDANT
                                              ----------------------------------
                         (IN U.S. PLAINTIFF CASES ONLY)

NOTE:  IN LAND CONDEMNATION CASES, USE THE LOCATION OF THE TRACT OF LAND
       INVOLVED

--------------------------------------------------------------------------------

ATTORNEYS (IF KNOWN)




--------------------------------------------------------------------------------

II.  BASIS OF JURISDICTION                         (PLACE AN x IN ONE BOX ONLY)

[ ]  1.  U.S. Government                 [X] 3.  Federal Question
         Plaintiff                               (U.S. Government Not a Party)

[ ]  2.  U.S. Government                 [ ] 4.  Diversity
         Defendant                               (Indicate Citizenship of
                                                    Parties in Item III)

--------------------------------------------------------------------------------

III. CITIZENSHIP OF PRINCIPAL PARTIES                (PLACE AN x IN ONE BOX FOR
     (For Diversity Cases Only)             PLAINTIFF AND ONE BOX FOR DEFENDANT)

                          PTF    DEF                                 PTF   DEF

Citizen of This State    [ ] 1  [ ] 1    Incorporated or Principal  [ ] 4  [ ] 4
                                           Place of Business in
                                           This State

Citizen of Another       [ ] 2  [ ] 2    Incorporated and           [ ] 5  [ ] 5
  State                                    Principal Place of
                                           Business in Another
                                           State

Citizen or Subject of    [ ] 3  [ ] 3    Foreign Nation             [ ] 6  [ ] 6
  a Foreign Country

--------------------------------------------------------------------------------

IV. CAUSE OF ACTION

           (CITE THE U.S. CIVIL STATUTE UNDER WHICH YOU ARE FILING AND
                 WRITE A BRIEF STATEMENT OF CAUSE. DO NOT CITE
                   JURISDICTIONAL STATUTES UNLESS DIVERSITY.)



        COMPLAINT FOR VIOLATION OF THE SECURITIES EXCHANGE ACT OF 1934; 15 U.S.C. SECTIONS 78j(b) and 78t(a)

--------------------------------------------------------------------------------

V. NATURE OF SUIT (PLACE AN x IN ONE BOX ONLY)

--------------------------------------------------------------------------------
       CONTRACT                                   TORTS
--------------------------------------------------------------------------------

[ ] 110 Insurance             PERSONAL INJURY                PERSONAL INJURY
[ ] 120 Marine            [ ] 310 Airplane             [ ] 362 Personal Injury--
[ ] 130 Miller Act        [ ] 315 Airplane Product             Med Malpractice
[ ] 140 Negotiable                Liability            [ ] 365 Personal Injury--
        Instrument        [ ] 320 Assault, Libel &             Product Liability
[ ] 150 Recovery of               Slander              [ ] 368 Asbestos Personal
        Overpayment &     [ ] 330 Federal Employers'           Injury Product
        Enforcement of            Liability                    Liability
        Judgment          [ ] 340 Marine
[ ] 151 Medicare Act      [ ] 345 Marine Product             PERSONAL PROPERTY
[ ] 152 Recovery of               Liability            [ ] 370 Other Fraud
        Defaulted Student [ ] 350 Motor Vehicle        [ ] 371 Truth in Lending
        Loans (Excl.      [ ] 355 Motor Vehicle        [ ] 380 Other Personal
        Veterans)                 Product Liability            Property Damage
[ ] 153 Recovery of       [ ] 360 Other Personal       [ ] 385 Property Damage
        Overpayment of            Injury                       Product Liability
        Veteran's Benefits
[ ] 160 Stockholders'
        Suits
[ ] 190 Other Contract
[ ] 195 Contract Product
        Liability

--------------------------------------------------------------------------------
REAL PROPERTY                 CIVIL RIGHTS                 PRISONER PETITIONS
--------------------------------------------------------------------------------

[ ] 210 Land Condemnation   [ ] 441 Voting             [ ] 510 Motion to Vacate
[ ] 220 Foreclosure         [ ] 442 Employment                 Sentence
[ ] 230 Rent Lease &        [ ] 443 Housing/                   Habeas Corpus:
        Ejectment                   Accommodations     [ ] 530   General
[ ] 240 Torts to Land       [ ] 444 Welfare            [ ] 535   Death Penalty
[ ] 245 Tort Product        [ ] 440 Other Civil        [ ] 540 Mandamus & Other
        Liability                   Rights             [ ] 550 Other
[ ] 290 All Other Real
        Property

--------------------------------------------------------------------------------
 FORFEITURE/PENALTY            BANKRUPTCY                     OTHER STATUTES
--------------------------------------------------------------------------------
[ ] 610 Agriculture         [ ] 422 Appeal             [ ] 400 State
[ ] 620 Other Food & Drug           29 USC 158                 Reapportionment
[ ] 625 Drug Related        [ ] 423 Withdrawal         [ ] 410 Antitrust
        Seizure of                  29 USC 157         [ ] 430 Banks and Banking
        Property            -------------------------- [ ] 450 Commerce/ICC
        21 USC 851               PROPERTY RIGHTS               Rates/etc.
[ ] 630 Liquor Laws         -------------------------- [ ] 460 Deportation
[ ] 640 R.R & Truck         [ ] 820 Copyrights         [ ] 470 Racketeer
[ ] 650 Airline Regs        [ ] 830 Patent                     Influenced and
[ ] 660 Occupational        [ ] 840 Trademark                  Corrupt
        Safety/Health       --------------------------         Organizations
[ ] 690 Other                    SOCIAL SECURITY       [ ] 810 Selective Service
-------------------------   -------------------------- [X] 850 Securities/
         LABOR              [ ] 861 HIA (1395A)                Commodities/
-------------------------   [ ] 862 Black Lung (923)           Exchange
[ ] 710 Fair Labor          [ ] 863 DIWC/DIWW (405(g)) [ ] 875 Customer
        Standards Act       [ ] 864 SSID Title XVI             Challenge
[ ] 720 Labor/Mgmt.         [ ] 865 RSI (405(g))               12 USC 3410
        Relations                                      [ ] 891 Agricultural Acts
[ ] 730 Labor/Mgmt.         -------------------------- [ ] 892 Economic
        Reporting &             FEDERAL TAX SUITS              Stabilization
        Disclosure Act      --------------------------         Act
[ ] 740 Railway Labor       [ ] 870 Taxes (U.S.        [ ] 893 Environmental
        Act                         Plaintiff or               Matters
[ ] 790 Other Labor                 Defendant)         [ ] 894 Energy Allocation
        Litigation          [ ] 871 IRS--Third Party           Act
[ ] 791 Empl. Ret. Inc.             26 USC 7609        [ ] 895 Freedom of
        Security Act                                           Information Act
                                                       [ ] 900 Appeal of Fee
                                                               Determination
                                                               Under Equal
                                                               Access to Justice
                                                       [ ] 950 Constitutionality
                                                               of State Statutes
                                                       [ ] 890 Other Statutory
                                                               Actions

--------------------------------------------------------------------------------

VI. ORIGIN                               (PLACE AN x IN ONE BOX ONLY)


                                                                                  Transferred                            Appeal to
                                                                                  from                                   District
[X] 1 Original    [ ] 2 Removed    [ ] 3 Remanded     [ ] 4 Reinstated      [ ] 5 another    [ ] 6 Multidistrict   [ ] 7 Judge
      Proceeding        from State       from               or Reopened           district         Litigation            from
                        Court            Appellate                                (specify)                              Magistrate
                                         Court                                                                           Judgment

--------------------------------------------------------------------------------

VII. REQUESTED IN           CHECK IF THIS IS A CLASS ACTION        DEMAND $            Check YES only if demanded in complaint:
     COMPLAINT:         [X] UNDER F.R.C.P. 23                                          JURY DEMAND:   [X] YES   [ ] NO

--------------------------------------------------------------------------------
VIII. RELATED CASE(S)  (See instructions):
      IF ANY

                                     JUDGE              DOCKET NUMBER
                                          ------------               ----------


--------------------------------------------------------------------------------
DATE                             SIGNATURE OF ATTORNEY OF RECORD

MAY 18, 1998                     /s/ WILLIAM S. LERACH
--------------------------------------------------------------------------------

UNITED STATES DISTRICT COURT